Exhibit 4.4
Execution Version

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 13, 2025, among Weener Plastics, Inc. (the “Guaranteeing Subsidiary”), a subsidiary of Silgan Holdings Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein), U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee under the Indenture referred to below (the “Trustee”), U.S. Bank Europe DAC, UK Branch (formerly known as Elavon Financial Services DAC, UK Branch), as paying agent in respect of the Euro Notes (“U.S. Bank UK DAC”), and U.S. Bank Europe DAC (formerly known as Elavon Financial Services DAC), as registrar and transfer agent in respect of the Euro Notes under the Indenture referred to below (together with U.S. Bank UK DAC, “U.S. Bank”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee and U.S. Bank an indenture, dated as of February 13, 2017 (the “Base Indenture”), providing for the issuance of $300,000,000 of its 4 3⁄4% Senior Notes due 2025 (the “Dollar Notes”) and €650,000,000 of its 3 1⁄4% Senior Notes due 2025 (the “Euro Notes” and together with the Dollar Notes, the “Notes”), a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of February 10, 2021, providing for the unconditional guarantee of certain Subsidiary Guarantors of all of the Company’s Obligations under the Notes and the Indenture (as defined below), and a Second Supplemental Indenture (together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), dated as of November 5, 2021, providing for the unconditional guarantee of certain Subsidiary Guarantors of all of the Company’s Obligations under the Notes and the Indenture;
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (each guarantee a “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture, including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Guaranteeing Subsidiary and the Company. In acting hereunder, the Trustee shall have all of the rights, benefits, privileges, protections, immunities, and indemnities provided to the Trustee under the Indenture.
(remainder of page left blank; signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: January 13, 2025,

WEENER PLASTICS, INC.

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Vice President and Secretary

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Executive Vice President, General Counsel and Secretary

SILGAN HOLDINGS LLC, SILGAN CORPORATION

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Third Supplemental Indenture for 4 3⁄4% Senior Notes due 2025 and 3 1⁄4% Senior Notes due 2025]

SILGAN CONTAINERS LLC,
SILGAN PLASTICS LLC,
SILGAN WHITE CAP LLC,
SILGAN CONTAINERS MANUFACTURING CORPORATION,
SILGAN PLASTICS CORPORATION,
SILGAN TUBES HOLDING COMPANY,
SILGAN WHITE CAP CORPORATION,
SILGAN WHITE CAP AMERICAS LLC,
SILGAN EQUIPMENT COMPANY,
SILGAN IPEC CORPORATION,
SILGAN PLASTIC FOOD CONTAINERS CORPORATION,
PORTOLA PACKAGING LLC,
SILGAN DISPENSING SYSTEMS HOLDINGS COMPANY,
SILGAN DISPENSING SYSTEMS CORPORATION,
SILGAN DISPENSING SYSTEMS SLATERSVILLE LLC,
SILGAN DISPENSING SYSTEMS THOMASTON CORPORATION,
SILGAN DISPENSING SYSTEMS METAL HOLDINGS CORPORATION,
SILGAN DISPENSING SYSTEMS METAL REAL ESTATE CORPORATION,
SILGAN DISPENSING SYSTEMS COVIT AMERICA CORPORATION,
SILGAN SPECIALTY PACKAGING LLC,
SILGAN UNICEP PACKAGING LLC

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Vice President and Secretary

[Signature Page to Third Supplemental Indenture for 4 3⁄4% Senior Notes due 2025 and 3 1⁄4% Senior Notes due 2025]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Glen A. Fougere
Name:	Glen A. Fougere
Title:	Vice President
U.S. BANK EUROPE DAC, UK BRANCH, as Paying Agent

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Authorised Signatory
U.S. BANK EUROPE DAC, as Registrar and Transfer Agent

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Authorised Signatory

[Signature Page to Third Supplemental Indenture for 4 3⁄4% Senior Notes due 2025 and 3 1⁄4% Senior Notes due 2025]